Exhibit 99.1
From: William R. Colaianni
To: Ron Ricciardi
Cc: The Board of Directors
Subject: Re: FirstFlight — Board of Director’s
I have spent the past two weeks in Arizona working with one of our portfolio companies. As you can all imagine, the market here is very difficult.
In order to focus my attentions in this most difficult of markets, I must tender my resignation immediately from the board of FirstFlight.
I have greatly enjoyed working with the board and I wish you and the management team the best luck in 2009.
If there are any formalities or legalities that need to be effected to formalize my resignation beyond this e-mail, please let me know.